EXHIBIT 10.3



                       ASSIGNMENT AND ACCEPTANCE AGREEMENT

         THIS ASSIGNMENT AND ACCEPTANCE AGREEMENT ("Agreement") made as of the 30th day of September, 1996, by and between Sprint Spectrum Holding Company, L.P., a limited partnership organized under the laws of the state of Delaware ("Assignor"), and Sprint Spectrum L.P., a limited partnership organized under the laws of the state of Delaware ("Assignee");

                                   WITNESSETH:

         WHEREAS, prior to the execution and delivery of this Agreement Sprint Communications Company, L.P. ("Sprint") granted certain rights to Assignor to use the trademarks "Sprint" with the related "Diamond" logo, "Sprint PCS" and "Sprint Personal Communications Services", pursuant to the Amended and Restated Sprint Trademark Agreement, dated January 31, 1996, as amended by the First Amendment dated September 26, 1996, copies of which are attached hereto and made a part hereof (as amended, the "Assigned Agreement");

         WHEREAS, Assignor desires to assign to Assignee all of the rights and obligation granted to or incurred by Assignor under the Assigned Agreement; and

         WHEREAS, Assignee wishes to accept the assignment by Assignor of all of the rights granted to Assignor under the Assigned Agreement and to assume all of the obligations of Assignor thereunder;

         NOW THEREFORE, Assignor and Assignee, in consideration of the mutual agreement contained herein and for other good and valuable consideration, the receipt and adequacy of which hereby are acknowledged by the parties hereto, do hereby agree as follows:

         1. Assignor hereby assigns, transfers and conveys to Assignee all of the Assignor's interest in and rights under the Assigned Agreement.

         2. Assignee agrees to accept and does hereby accept the assignment to Assignee of the Assigned Agreement, and Assignee hereby further agrees to be bound by all of the terms and conditions of the Assigned Agreement and to assume, perform and discharge all of the obligations and liabilities of Assignor in connection with the Assigned Agreement, of whatever kind and description, and to perform them in accordance with their terms.

         3.  Assignor hereby represent and warrants to Assignee that:

         (a) Assignor has the right to assign all of the rights granted to it under the Assigned Agreement in accordance with the terms and conditions hereof. Assignor is in compliance with and has not breached any of the terms and conditions of the Assigned Agreement, and the Assigned Agreement is and will remain in full force and effect notwithstanding the assignment hereby to Assignee.

         (b) Assignor is a partnership duly formed, validly existing and in good standing under the laws of the State of Delaware. Assignor has the partnership power and authority to execute and deliver this Agreement and to perform its obligations hereunder and the execution, delivery and performance of this Agreement have been duly authorized by all necessary partnership action. This Agreement constitutes the legal, valid and binding obligation of Assignor enforceable against Assignor in accordance with its terms, subject as to enforceability to limits imposed by bankruptcy, insolvency or similar laws affecting creditors' rights generally and the availability of equitable remedies.

         (c) The execution,  delivery and performance of this Agreement will not
(i) conflict with, violate or result in a breach of any of the terms, conditions or provisions or any law, regulation, order, writ, injunction, decree, determination or award of any court, any governmental department, board, agency or instrumentality, domestic or foreign, or any arbitrator, applicable to Assignor, (ii) conflict with, violate, result in a breach of or constitute a default under any of the terms conditions or provision of Assignor's partnership agreement or of any material agreement or instrument to which Assignor is or may (including the Assigned Agreement) or by which Assignor is or may be bound or to which any of its material properties or assets is subject (other that any such conflict, violation, breach or default that has been validly and unconditionally waived), (iii) conflict with, violate, result in a breach of or constitute a default under (whether with notice or lapse of time or both), accelerate or permit the acceleration of the performance required by, give to others any material interest or rights or require any consent, authorization or approval under any indenture, mortgage, lease agreement or instrument to which Assignor is a party or by which Assignor is or may be bound, or (iv) result in the creation of imposition or any lien upon any of the material properties or assets of Assignor, which in any such case could reasonably be expected to have a material adverse effect on Assignor's or to materially impair Assignor's ability to perform its obligations under this Agreement.

         (d) Any registration, declaration or filing with, or consent, approval, license, permit or other authorization or order by, any governmental or regulatory authority, domestic or foreign, that is required to be obtained by Assignor in connection with the valid execution, delivery and performance by Assignor under this Agreement has been or will be completed, made or obtained.

         (e) The representation and warranties provided for under this paragraph 3 will survive the execution and delivery of this Agreement.

         4. Assignee acknowledges Assignor has previously (i) requested pursuant to Article 15 of the Assigned Agreement that Sprint grant licenses to Cox
Communications PCS, L.P. and American PCS, L.P. for operation of their respective operations and (ii) agreed to permit such parties to have the rights with respect to their operations (similar to Section 15.3 of the Assigned Agreement) to request that Sprint grant additional licenses within the territory covered by their license, Assignee agrees to be bound by such request and agreements of Assignor.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date and year first above written.

                                           SPRINT SPECTRUM HOLDING COMPANY, L.P.

                                           By: /s/ Joseph M. Gensheimer
                                           Name:  Joseph M. Gensheimer
                                           Title:  General Counsel


                                           SPRINT SPECTRUM L.P.

                                           By: /s/ Joseph M. Gensheimer
                                           Name:  Joseph M. Gensheimer
                                           Title: General Counsel

                                      * * *

                              CONSENT TO ASSIGNMENT

         Pursuant to Section 15.1 of the Assigned Agreement, the undersigned hereby consents and agrees to the assignment of the Assigned Agreement made pursuant to the Agreement (pursuant to which Assignee has become the Licensee (as defined in the Assigned Agreement) under the Assigned Agreement for all purposes), and agrees that Assignor is hereby released from any further liability or obligation under the Assigned Agreement. The undersigned has caused this consent to be executed by its duly authorized representative as of this 30th day of September, 1996.

                                            SPRINT COMMUNICATIONS COMPANY, L.P.

                                            By: /s/ Don A. Jensen
                                            Name:  Don A. Jensen
                                            Title:  Vice President, Law